Exhibit 99.1

Dime Community Bancshares, Inc. Reports Strong First Quarter 2023 Results

With Earnings Per Share Increasing by 12.2% On a Year-Over-Year Basis

Total Deposits Increased by $316 Million Versus Year-End 2022

Results Marked By Prudent Expense Control and Increases in Liquidity and Risk-Based Regulatory Capital Ratios

Announces Hiring of 4 Deposit Focused Groups, Capitalizing on Recent Market Disruption

Hauppauge, NY, April 28, 2023 (GLOBE NEWSWIRE) -- Dime Community Bancshares, Inc. (NASDAQ: DCOM) (the “Company” or “Dime”), the parent company of Dime Community Bank (the “Bank”), today reported net income available to common stockholders of $35.5 million for the quarter ended March 31, 2023, or $0.92 per diluted common share, compared to $32.7 million for the quarter ended March 31, 2022 or $0.82 per diluted common share.

Kevin M. O’Connor, Chief Executive Officer (“CEO”) of the Company, stated, “Despite the volatile environment in the first quarter, including the failure of two sizable banks, Dime increased earnings per share by 12.2% on a year-over-year basis. Importantly, we grew deposits, and increased our on balance sheet liquidity and regulatory capital ratios versus year-end levels. The granularity of our deposit base is evidenced by non-insured deposits (excludes deposits with pass through insurance and collateralized deposits) representing only 30% of total deposits at the end of the first quarter. Our business model is that of a plain-vanilla community commercial bank and we are well positioned to continue growing our franchise one relationship at a time."

Stuart H. Lubow, President and Chief Operating Officer of the Company, stated, “The recent disruption in our marketplace caused by the failure of a local competitor has provided a significant opportunity for Dime to grow our deposit franchise. We are pleased to announce that over the course of the last few weeks we have hired four seasoned deposit-focused Groups, who were previously employed with Signature Bank.”

Highlights for the First Quarter of 2023 Included:

●	Cash and due from banks was $663 million at the end of the first quarter, representing a $494 million increase versus year-end. Cash and total securities, as a percent of total assets, was 15.9% at the end of the first quarter, compared to 12.9% at year-end;
●	The ratio of average non-interest bearing deposits to average total deposits for the first quarter of 2023 was 32%, compared to 36% for the fourth quarter of 2022.
●	Total loans held for investment, net, increased by $170 million or 6% on an annualized basis versus the linked quarter;
●	Total Business Loans increased by $47 million or 8.6% on an annualized basis versus the linked quarter;
●	Non-interest expense to average assets improved to 1.41% for the first quarter, compared to 1.56% for the prior quarter and 1.64% for the year-ago quarter;
●	Credit quality continues to be strong with non-performing assets and loans 90 days past due and accruing declining by 8% versus the linked quarter and representing only 0.23% of total assets as of March 31, 2023; and
●	The Company’s Tier 1 Risk Based Capital Ratio of 10.39% was 16 basis points higher than year-end levels.

Management’s Discussion of Quarterly Operating Results

Net Interest Income

Net interest income for the first quarter of 2023 was $85.8 million compared to $89.1 million for the first quarter of 2022.

The table below provides a reconciliation of the reported net interest margin (“NIM”) and adjusted NIM excluding the impact of purchase accounting accretion on the loan portfolio.

(Dollars in thousands)	Q1 2023	Q4 2022	Q1 2022
Net interest income	$85,752	$96,804	$89,109
Purchase accounting amortization (accretion) on loans ("PAA")	586	(390)	(50)
Adjusted net interest income excluding PAA on loans (non-GAAP)	$86,338	$96,414	$89,059

Average interest-earning assets	$12,685,235	$12,198,905	$11,333,805

NIM (1)	2.74%	3.15%	3.19%
Adjusted NIM excluding PAA on loans (non-GAAP) (2)	2.76%	3.14%	3.19%

(1)	NIM represents net interest income divided by average interest-earning assets.
(2)	Adjusted NIM excluding PAA on loans represents adjusted net interest income, which excludes net interest income on PAA loans divided by average interest-earning assets.

Loan Portfolio

The ending weighted average rate (“WAR”)(1) on the total loan portfolio was 4.96% at March 31, 2023, a 20 basis point increase compared to the ending WAR on the total loan portfolio at December 31, 2022.

Outlined below are loan balances and WARs for the period ended as indicated.

	March 31, 2023		December 31, 2022		March 31, 2022
(Dollars in thousands)	Balance	WAR	Balance	WAR	Balance	WAR
Loans held for investment balances at period end:
Commercial and industrial ("C&I")	$1,072,860	7.53%	$1,065,916	7.00%	$888,056	4.19%
Owner-occupied commercial real estate	1,180,386	5.40	1,140,145	5.16	1,016,804	4.04
Business loans	2,253,246	6.41	2,206,061	6.05	1,904,860	4.11
One-to-four family residential, including condominium and cooperative apartment	799,321	4.06	773,321	3.96	669,099	3.53
Multifamily residential and residential mixed-use (2)(3)	4,118,439	4.23	4,026,826	4.08	3,371,267	3.56
Non-owner-occupied commercial real estate	3,330,582	4.85	3,317,485	4.68	2,930,114	3.73
Acquisition, development, and construction	221,015	8.62	229,663	8.19	329,349	4.63
Other loans	7,172	11.03	7,679	10.22	12,207	6.52
Loans held for investment, excluding PPP loans	10,729,775	4.96	10,561,035	4.76	9,216,896	3.77
PPP loans	2,070	1.00	5,796	1.00	32,953	1.00
Total loans held for investment, including PPP loans	$10,731,845	4.96%	$10,566,831	4.76%	$9,249,849	3.76%

(1)    Weighted average rate is calculated by aggregating interest based on the current loan rate from each loan in the category, adjusted for non-accrual loans, divided by the total amount of loans in the category.

(2)    Includes loans underlying multifamily cooperatives.

(3)    While the loans within this category are often considered "commercial real estate" in nature, multifamily and loans underlying cooperatives are here reported separately from commercial real estate loans in order to emphasize the residential nature of the collateral underlying this significant component of the total loan portfolio.

Outlined below are the loan originations, for the quarter ended as indicated.

(Dollars in millions)	Q1 2023	Q4 2022	Q1 2022
Loan originations	$351.9	$638.3	$480.4

Deposits

Period end total deposits at March 31, 2023 were $10.57 billion, compared to $10.25 billion at December 31, 2022. The ratio of non-insured deposits (excluding deposits with pass through insurance and collateralized deposits) to total deposits was 30% at the end of the first quarter of 2023.

Non-Interest Income

Non-interest income was $9.0 million during the first quarter of 2023, $9.5 million during the fourth quarter of 2022, and $7.2 million during the first quarter of 2022. Excluding the impact of $1.4 million of net loss on sale of securities and other assets, non-interest income for the first quarter would have been $10.4 million. CEO O’Connor stated, “We had a strong first quarter for non-interest income, driven by increases in customer-related loan swap revenue.”

Non-Interest Expense

Total non-interest expense was $47.5 million during the first quarter of 2023, $50.7 million during the fourth quarter of 2022, and $49.9 million during the first quarter of 2022. Excluding the impact of severance expense, and amortization of other intangible assets, adjusted non-interest expense was $47.1 million during the first quarter of 2023, $50.3 million during the fourth quarter of 2022, and $49.3 million during the first quarter of 2022 (see “Non-GAAP Reconciliation” tables at the end of this news release).

The ratio of non-interest expense to average assets was 1.41% during the first quarter of 2023, compared to 1.56% during the linked quarter and 1.64% for the first quarter of 2022. Excluding the impact of severance expense, and amortization of other intangible assets, the ratio of adjusted non-interest expense to average assets was 1.40% during the first quarter of 2023, compared to 1.55% during the linked quarter and 1.62% for the first quarter of 2022 (see “Non-GAAP Reconciliation” tables at the end of this news release).

The efficiency ratio was 50.1% during the first quarter of 2023, compared to 47.7% during the linked quarter and 51.8% during the first quarter of 2022. Excluding the impact of severance expense, amortization of other intangible assets and the net loss on sale of securities and other assets the adjusted efficiency ratio was 48.9% during the first quarter of 2023, compared to 47.3% during the linked quarter and 51.2% during the first quarter of 2022 (see “Non-GAAP Reconciliation” tables at the end of this news release).

Income Tax Expense

The reported effective tax rate for the first quarter of 2023 was 26.8%, compared to 27.5% for the fourth quarter of 2022, and 28.1% for the first quarter of 2022.

Credit Quality

Non-performing loans at March 31, 2023 were $31.5 million, 8% lower than the prior quarter.

A credit loss recovery of $3.6 million was recorded during the first quarter of 2023, compared to a credit loss provision of $0.3 million during the fourth quarter of 2022, and a credit loss recovery of $1.6 million during the first quarter of 2022. The credit loss recovery in the first quarter of 2023 was primarily associated with a reduction in reserves on pooled Purchased Credit Deteriorated ("PCD”) loans that were acquired as part of the Company’s merger of equals transaction in 2021.

Capital Management

The Company’s and the Bank’s regulatory capital ratios continued to be in excess of all applicable regulatory requirements as of March 31, 2023.

During the first quarter of 2023, the Company repurchased 24,813 shares of its common stock, at a weighted average price of $29.33 per share.

Dividends per common share were $0.24 during the first quarter of 2023.

On March 9, 2023, the Company announced that its Board of Directors declared that the next quarterly cash dividend payable on April 24, 2023 (to common stockholders of record as of April 17, 2023) would be $0.25 per share. The dividend increase reflects Dime’s strong financial position.

Book value per common share was $27.70 at March 31, 2023 compared to $27.30 at December 31, 2022.

Tangible common book value per share (which represents common equity less goodwill and other intangible assets, divided by the number of shares outstanding) was $23.52 at March 31, 2023 compared to $23.09 at December 31, 2022. Excluding the impact of accumulated other comprehensive loss, the adjusted tangible common book value per share was $26.06 at March 31, 2023 compared to $25.54 at December 31, 2022 (see “Non-GAAP Reconciliation” tables at the end of this news release).

Earnings Call Information

The Company will conduct a conference call at 8:30 a.m. (ET) on Friday, April 28, 2023, during which CEO O’Connor will discuss the Company’s first quarter 2023 financial performance, with a question-and-answer session to follow.

The conference call will be simultaneously webcast (listen only) and archived for a period of one year at https://events.q4inc.com/attendee/220992518.

Conference Call Details:

Dial-in for Live Call:

United States: 1-833-470-1428

International:+1-929-526-1599

Access code:136939

Telephone Replay:

A recording will be available until Friday, May 12, 2023.

United States: 1-866-813-9403

International:+44-204-525-0658

Access code: 385978

ABOUT DIME COMMUNITY BANCSHARES, INC.

Dime Community Bancshares, Inc. is the holding company for Dime Community Bank, a New York State-chartered trust company with over $13.8 billion in assets and the number one deposit market share among community banks on Greater Long Island(1).

(1) Aggregate deposit market share for Kings, Queens, Nassau & Suffolk counties for community banks less than $20 billion in assets.

This news release contains a number of forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). These statements may be identified by use of words such as “annualized," “anticipate," "believe," “continue,” "could," "estimate," "expect," "intend," “likely,” "may," "outlook," "plan," "potential," "predict," "project," "should," "will," "would" and similar terms and phrases, including references to assumptions.

Forward-looking statements are based upon various assumptions and analyses made by the Company in light of management's experience and its perception of historical trends, current conditions and expected future developments, as well as other factors it believes are appropriate under the circumstances. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors (many of which are beyond the Company's control) that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Accordingly, you should not place undue reliance on such statements. Factors that could affect our results include, without limitation, the following: the timing and occurrence or non-occurrence of events may be subject to circumstances beyond the Company’s control; there may be increases in competitive pressure among financial institutions or from non-financial institutions; changes in the interest rate environment may affect demand for our products and reduce interest margins and the value of our investments; changes in deposit flows, loan demand or real estate values may adversely affect the business of the Company; changes in the quality and composition of the Company’s loan or investment portfolios or unanticipated or significant increases in loan losses may negatively affect the Company’s financial condition or results of operations; changes in accounting principles, policies or guidelines may cause the Company’s financial condition to be perceived differently; changes in corporate and/or individual income tax laws may adversely affect the Company's financial condition or results of operations; general socio- economic conditions, including conditions caused by the COVID-19 pandemic and any other public health emergency, international conflict, inflation, and recessionary pressures, either nationally or locally in some or all areas in which the Company conducts business, or conditions in the securities markets or the banking industry may be less favorable than the Company currently anticipates and may adversely affect our customers, our financial results and our operations; legislation or regulatory changes may adversely affect the Company’s business; technological changes may be more difficult or expensive than the Company anticipates; there may be failures or breaches of information technology security systems; success or consummation of new business initiatives may be more difficult or expensive than the Company anticipates; and litigation or other matters before regulatory agencies, whether currently existing or commencing in the future, may delay the occurrence or non-occurrence of events longer than the Company anticipates. For discussion of these and other risks that may cause actual results to differ from expectations, please refer to the sections entitled “Forward-Looking Statements” and “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and updates set forth in the Company’s subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Contact: Avinash Reddy
Senior Executive Vice President – Chief Financial Officer
718-782-6200 extension 5909

DIME COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(In thousands)

	March 31,	December 31,	March 31,
	2023	2022	2022
Assets:
Cash and due from banks	$663,132	$169,297	$432,994
Securities available-for-sale, at fair value	926,812	950,587	1,277,036
Securities held-to-maturity	605,642	585,798	383,922
Loans held for sale	2,171	—	17,053
Loans held for investment, net:
C&I	1,072,860	1,065,916	888,056
Owner-occupied commercial real estate	1,180,386	1,140,145	1,016,804
Total business loans	2,253,246	2,206,061	1,904,860
One-to-four family and cooperative/condominium apartment	799,321	773,321	669,099
Multifamily residential and residential mixed-use (1)(2)	4,118,439	4,026,826	3,371,267
Non-owner-occupied commercial real estate	3,330,582	3,317,485	2,930,114
Acquisition, development, and construction	221,015	229,663	329,349
Small Business Administration ("SBA") Paycheck Protection Program ("PPP") loans	2,070	5,796	32,953
Other loans	7,172	7,679	12,207
Allowance for credit losses	(78,335)	(83,507)	(79,615)
Total loans held for investment, net	10,653,510	10,483,324	9,170,234
Premises and fixed assets, net	45,863	46,749	49,940
Premises held for sale	—	—	556
Restricted stock	105,258	88,745	38,898
Bank Owned Life Insurance ("BOLI")	335,455	333,292	297,628
Goodwill	155,797	155,797	155,797
Other intangible assets	6,107	6,484	7,776
Operating lease assets	57,204	57,857	61,467
Derivative assets	130,294	154,485	71,826
Accrued interest receivable	49,926	48,561	38,456
Other assets	104,553	108,945	74,662
Total assets	$13,841,724	$13,189,921	$12,078,245
Liabilities:
Non-interest-bearing checking	$3,122,245	$3,519,218	$3,953,627
Interest-bearing checking	908,988	827,454	902,360
Savings	2,333,445	2,260,101	1,376,092
Money market	2,686,290	2,532,270	3,416,249
Certificates of deposit	1,519,267	1,115,364	781,775
Total deposits	10,570,235	10,254,407	10,430,103
FHLBNY advances	1,498,000	1,131,000	50,000
Other short-term borrowings	2,068	1,360	2,853
Subordinated debt, net	200,261	200,283	197,050
Derivative cash collateral	120,680	153,040	64,450
Operating lease liabilities	59,757	60,340	63,600
Derivative liabilities	115,568	137,335	60,586
Other liabilities	83,902	82,573	54,316
Total liabilities	12,650,471	12,020,338	10,922,958
Stockholders' equity:
Preferred stock, Series A	116,569	116,569	116,569
Common stock	416	416	416
Additional paid-in capital	493,801	495,410	494,969
Retained earnings	789,010	762,762	677,990
Accumulated other comprehensive loss ("AOCI"), net of deferred taxes	(98,638)	(94,379)	(49,380)
Unearned equity awards	(13,468)	(8,078)	(10,562)
Treasury stock, at cost	(96,437)	(103,117)	(74,715)
Total stockholders' equity	1,191,253	1,169,583	1,155,287
Total liabilities and stockholders' equity	$13,841,724	$13,189,921	$12,078,245

(1)     Includes loans underlying multifamily cooperatives.

(2)    While the loans within this category are often considered "commercial real estate" in nature, multifamily and loans underlying cooperatives are here reported separately from commercial real estate loans in order to emphasize the residential nature of the collateral underlying this significant component of the total loan portfolio.

DIME COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands except share and per share amounts)

	Three Months Ended
	March 31,	December 31,	March 31,
	2023	2022	2022
Interest income:
Loans	$128,439	$120,773	$86,420
Securities	8,431	7,652	7,131
Other short-term investments	3,802	1,444	368
Total interest income	140,672	129,869	93,919
Interest expense:
Deposits and escrow	37,272	22,017	2,531
Borrowed funds	16,171	9,783	2,278
Derivative cash collateral	1,477	1,265	1
Total interest expense	54,920	33,065	4,810
Net interest income	85,752	96,804	89,109
(Recovery) provision for credit losses	(3,648)	335	(1,592)
Net interest income after (recovery) provision	89,400	96,469	90,701
Non-interest income:
Service charges and other fees	3,814	3,945	4,058
Title fees	292	453	421
Loan level derivative income	3,133	1,397	6
BOLI income	2,163	2,187	1,839
Gain on sale of SBA loans	516	621	242
Gain on sale of residential loans	48	55	148
Net loss on sale of securities and other assets	(1,447)	—	—
Other	482	809	489
Total non-interest income	9,001	9,467	7,203
Non-interest expense:
Salaries and employee benefits	26,634	31,632	30,834
Severance	25	5	—
Occupancy and equipment	7,373	7,356	7,584
Data processing costs	4,238	4,023	3,805
Marketing	1,449	1,559	1,295
Professional services	1,923	1,831	2,094
Federal deposit insurance premiums	1,873	800	1,150
Amortization of other intangible assets	377	431	586
Other	3,583	3,065	2,540
Total non-interest expense	47,475	50,702	49,888
Income before taxes	50,926	55,234	48,016
Income tax expense	13,623	15,175	13,485
Net income	37,303	40,059	34,531
Preferred stock dividends	1,821	1,821	1,821
Net income available to common stockholders	$35,482	$38,238	$32,710
Earnings per common share ("EPS"):
Basic	$0.92	$0.99	$0.82
Diluted	$0.92	$0.99	$0.82

Average common shares outstanding for diluted EPS	38,151,465	38,123,221	39,251,246

DIME COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES

UNAUDITED SELECTED FINANCIAL HIGHLIGHTS

(Dollars in thousands except per share amounts)

	At or For the Three Months Ended
	March 31,	December 31,	March 31,
	2023	2022	2022
Per Share Data:
Reported EPS (Diluted)	$0.92	$0.99	$0.82
Cash dividends paid per common share	0.24	0.24	0.24
Book value per common share	27.70	27.30	26.32
Tangible common book value per share (1)	23.52	23.09	22.18
Tangible common book value per share excluding AOCI (1)	26.06	25.54	23.43
Common shares outstanding	38,804	38,573	39,460
Dividend payout ratio	26.09%	24.24%	29.27%

Performance Ratios (Based upon Reported Net Income):
Return on average assets	1.11%	1.23%	1.13%
Return on average equity	12.50	13.72	11.53
Return on average tangible common equity (1)	15.62	17.34	14.44
Net interest margin	2.74	3.15	3.19
Non-interest expense to average assets	1.41	1.56	1.64
Efficiency ratio (1)	50.1	47.7	51.8
Effective tax rate	26.75	27.47	28.08

Balance Sheet Data:
Average assets	$13,449,746	$12,985,203	$12,199,721
Average interest-earning assets	12,685,235	12,198,905	11,333,805
Average tangible common equity (1)	914,994	888,973	916,971
Loan-to-deposit ratio at end of period	101.5	103.0	88.7

Capital Ratios and Reserves - Consolidated: (3)
Tangible common equity to tangible assets (1)	6.67%	6.84%	7.35%
Tangible common equity excluding AOCI to tangible assets (1)	7.39	7.56	7.76
Tangible equity to tangible assets (1)	7.52	7.73	8.32
Tangible equity excluding AOCI to tangible assets (1)	8.25	8.46	8.74
Tier 1 common equity ratio	9.32	9.15	9.56
Tier 1 risk-based capital ratio	10.39	10.23	10.76
Total risk-based capital ratio	12.98	12.89	13.48
Tier 1 leverage ratio	8.43	8.53	8.65
CRE consolidated concentration ratio (2)	554	554	519
Allowance for credit losses/ Total loans	0.73	0.79	0.86
Allowance for credit losses/ Non-performing loans	248.34	243.91	221.39

(1)    See "Non-GAAP Reconciliation" tables for reconciliation of tangible equity, tangible common equity, and tangible assets.

(2)   The CRE consolidated concentration ratio is calculated using the sum of commercial real estate, excluding owner-occupied commercial real estate, multifamily, and acquisition, development, and construction, divided by consolidated capital. March 31, 2023 amounts are preliminary pending completion and filing of the Company’s regulatory reports.

(3)	March 31, 2023 amounts are preliminary pending completion and filing of the Company’s regulatory reports.

DIME COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES

UNAUDITED AVERAGE BALANCES AND NET INTEREST INCOME

(Dollars in thousands)

	Three Months Ended
	March 31, 2023			December 31, 2022			March 31, 2022
			Average			Average			Average
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest	Cost	Balance	Interest	Cost	Balance	Interest	Cost
Assets:
Interest-earning assets:
Real estate loans	$9,560,755	$109,589	4.65%	$9,370,045	$104,218	4.41%	$8,296,732	$76,437	3.74%
Commercial and industrial loans	1,045,048	18,735	7.27	957,151	16,430	6.81	916,090	9,786	4.33
Other loans	7,550	115	6.18	8,269	125	6.00	15,658	197	5.10
Securities	1,699,846	8,431	2.01	1,663,969	7,652	1.82	1,726,189	7,131	1.68
Other short-term investments	372,036	3,802	4.14	199,471	1,444	2.87	379,136	368	0.39
Total interest-earning assets	12,685,235	140,672	4.50%	12,198,905	129,869	4.22%	11,333,805	93,919	3.36%
Non-interest-earning assets	764,511			786,298			865,916
Total assets	$13,449,746			$12,985,203			$12,199,721

Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Interest-bearing checking	$843,108	$1,523	0.73%	$845,530	$1,174	0.55%	$870,889	$367	0.17%
Money market	2,699,640	13,849	2.08	2,469,177	6,620	1.06	3,632,438	973	0.11
Savings	2,327,126	14,599	2.54	2,234,968	9,889	1.76	1,256,701	207	0.07
Certificates of deposit	1,167,736	7,301	2.54	1,063,053	4,334	1.62	824,883	984	0.48
Total interest-bearing deposits	7,037,610	37,272	2.15	6,612,728	22,017	1.32	6,584,911	2,531	0.16
FHLBNY advances	1,255,700	13,500	4.36	724,902	6,383	3.49	33,889	77	0.92
Subordinated debt, net	200,276	2,553	5.17	200,298	2,553	5.06	197,080	2,201	4.53
Other short-term borrowings	11,827	118	4.05	90,275	847	3.72	2,459	—	—
Total borrowings	1,467,803	16,171	4.47	1,015,475	9,783	3.82	233,428	2,278	3.96
Derivative cash collateral	135,641	1,477	4.42	157,898	1,265	3.18	14,335	1	—
Total interest-bearing liabilities	8,641,054	54,920	2.58%	7,786,101	33,065	1.68%	6,832,674	4,810	0.29%
Non-interest-bearing checking	3,341,707			3,755,395			3,979,741
Other non-interest-bearing liabilities	273,281			275,636			189,843
Total liabilities	12,256,042			11,817,132			11,002,258
Stockholders' equity	1,193,704			1,168,071			1,197,463
Total liabilities and stockholders' equity	$13,449,746			$12,985,203			$12,199,721
Net interest income		$85,752			$96,804			$89,109
Net interest rate spread			1.92%			2.54%			3.07%
Net interest margin			2.74%			3.15%			3.19%
Deposits (including non-interest-bearing checking accounts)	$10,379,317	$37,272	1.46%	$10,368,123	$22,017	0.84%	$10,564,652	$2,531	0.10%

DIME COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES

UNAUDITED SCHEDULE OF NON-PERFORMING ASSETS

(Dollars in thousands)

	At or For the Three Months Ended
	March 31,	December 31,	March 31,
Asset Quality Detail	2023	2022	2022
Non-performing loans ("NPLs")
One-to-four family residential, including condominium and cooperative apartment	$2,808	$3,203	$5,241
Multifamily residential and residential mixed-use	—	—	—
Commercial real estate	8,068	8,332	4,972
Acquisition, development, and construction	657	657	665
C&I	19,912	21,946	25,000
Other	99	99	84
Total Non-accrual loans	$31,544	$34,237	$35,962
Total Non-performing assets ("NPAs")	$31,544	$34,237	$35,962

Loans 90 days delinquent and accruing ("90+ Delinquent")
One-to-four family residential, including condominium and cooperative apartment	$—	$—	$341
Multifamily residential and residential mixed-use	—	—	—
Commercial real estate	—	—	—
Acquisition, development, and construction	—	—	—
C&I	—	—	839
Other	—	—	—
90+ Delinquent	$—	$—	$1,180

NPAs and 90+ Delinquent	$31,544	$34,237	$37,142

NPAs and 90+ Delinquent / Total assets	0.23%	0.26%	0.31%
Net charge-offs ("NCOs")	$1,541	$185	$2,583
NCOs / Average loans (1)	0.06%	0.01%	0.11%

(1)	Calculated based on annualized NCOs to average loans, excluding loans held for sale.

DIME COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES

NON-GAAP RECONCILIATION

(Dollars in thousands except per share amounts)

The following tables below provide a reconciliation of certain financial measures calculated under generally accepted accounting principles ("GAAP") (as reported) and non-GAAP measures. A non-GAAP financial measure is a numerical measure of historical or future financial performance, financial position or cash flows that excludes or includes amounts that are required to be disclosed in the most directly comparable measure calculated and presented in accordance with GAAP in the United States. The Company’s management believes the presentation of non-GAAP financial measures provide investors with a greater understanding of the Company’s operating results in addition to the results measured in accordance with GAAP. While management uses these non-GAAP measures in its analysis of the Company’s performance, this information should not be viewed as a substitute for financial results determined in accordance with GAAP or considered to be more important than financial results determined in accordance with GAAP.

The following non-GAAP financial measures exclude pre-tax income and expenses associated with severance:

	Three Months Ended
	March 31,	December 31,	March 31,
	2023	2022	2022
Reconciliation of Reported and Adjusted (non-GAAP) Net Income Available to Common Stockholders
Reported net income available to common stockholders	$35,482	$38,238	$32,710
Adjustments to net income (1):
Net loss on sale of securities and other assets	1,447	—	—
Severance	25	5	—
Income tax effect of adjustments and other tax adjustments	(386)	—	—
Adjusted net income available to common stockholders (non-GAAP)	$36,568	$38,243	$32,710

Adjusted Ratios (Based upon non-GAAP as calculated above)
Adjusted EPS (Diluted)	$0.95	$0.99	$0.82
Adjusted return on average assets	1.14%	1.23%	1.13%
Adjusted return on average equity	12.86	13.72	11.53
Adjusted return on average tangible common equity	16.10	17.34	14.44
Adjusted non-interest expense to average assets	1.40	1.55	1.62
Adjusted efficiency ratio	48.9	47.3	51.2

(1)    Adjustments to net income are taxed at the Company's statutory tax rate of approximately 30% unless otherwise noted.

The following table presents a reconciliation of operating expense as a percentage of average assets (as reported) and adjusted operating expense as a percentage of average assets (non-GAAP):

	Three Months Ended
	March 31,	December 31,	March 31,
	2023	2022	2022
Operating expense as a % of average assets - as reported	1.41%	1.56%	1.64%
Amortization of other intangible assets	(0.01)	(0.01)	(0.02)
Adjusted operating expense as a % of average assets (non-GAAP)	1.40%	1.55%	1.62%

The following table presents a reconciliation of efficiency ratio (non-GAAP) and adjusted efficiency ratio (non-GAAP):

	Three Months Ended
	March 31,	December 31,	March 31,
	2023	2023	2022
Efficiency ratio - as reported (non-GAAP) (1)	50.1%	47.7%	51.8%
Non-interest expense - as reported	$47,475	$50,702	$49,888
Severance	(25)	(5)	—
Amortization of other intangible assets	(377)	(431)	(586)
Adjusted non-interest expense (non-GAAP)	$47,073	$50,266	$49,302
Net interest income - as reported	$85,752	$96,804	$89,109
Non-interest income - as reported	$9,001	$9,467	$7,203
Net loss on sale of securities and other assets	1,447	—	—
Adjusted non-interest income (non-GAAP)	$10,448	$9,467	$7,203
Adjusted total revenues for adjusted efficiency ratio (non-GAAP)	$96,200	$106,271	$96,312
Adjusted efficiency ratio (non-GAAP) (2)	48.9%	47.3%	51.2%

(1)	The reported efficiency ratio is a non-GAAP measure calculated by dividing GAAP non-interest expense by the sum of GAAP net interest income and GAAP non-interest income.
(2)	The adjusted efficiency ratio is a non-GAAP measure calculated by dividing adjusted non-interest expense by the sum of GAAP net interest income and adjusted non-interest income.

The following table presents the tangible common equity to tangible assets, tangible equity to tangible assets, and tangible common book value per share calculations (non-GAAP):

	March 31,	December 31,	March 31,
	2023	2022	2022
Reconciliation of Tangible Assets:
Total assets	$13,841,724	$13,189,921	$12,078,245
Goodwill	(155,797)	(155,797)	(155,797)
Other intangible assets	(6,107)	(6,484)	(7,776)
Tangible assets (non-GAAP)	$13,679,820	$13,027,640	$11,914,672

Reconciliation of Tangible Common Equity - Consolidated:
Total stockholders' equity	$1,191,253	$1,169,583	$1,155,287
Goodwill	(155,797)	(155,797)	(155,797)
Other intangible assets	(6,107)	(6,484)	(7,776)
Tangible equity (non-GAAP)	1,029,349	1,007,302	991,714
Preferred stock, net	(116,569)	(116,569)	(116,569)
Tangible common equity (non-GAAP)	$912,780	$890,733	$875,145

Tangible common equity (non-GAAP)	$912,780	$890,733	$875,145
AOCI, net of deferred taxes	98,638	94,379	49,380
Tangible common equity excluding AOCI (non-GAAP)	$1,011,418	$985,112	$924,525

Tangible equity (non-GAAP)	$1,029,349	$1,007,302	$991,714
AOCI, net of deferred taxes	98,638	94,379	49,380
Tangible equity excluding AOCI (non-GAAP)	$1,127,987	$1,101,681	$1,041,094

Common shares outstanding	38,804	38,573	39,460

Tangible common equity to tangible assets (non-GAAP)	6.67%	6.84%	7.35%
Tangible common equity excluding AOCI to tangible assets (non-GAAP)	7.39	7.56	7.76
Tangible equity to tangible assets (non-GAAP)	7.52	7.73	8.32
Tangible equity excluding AOCI to tangible assets (non-GAAP)	8.25	8.46	8.74

Book value per share	$27.70	$27.30	$26.32
Tangible common book value per share (non-GAAP)	23.52	23.09	22.18
Tangible common book value per share excluding AOCI (non-GAAP)	26.06	25.54	23.43